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                                                                  Exhibit (h)(6)



                                                        April 2, 2008


State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, Massachusetts  02171
Attention:  James M. Keenan, Vice President, JAB/2N

         Re:      Laudus Trust
                  Laudus Institutional Trust

Ladies and Gentlemen:

Please be advised that the Laudus Trust and Laudus Institutional Trust (formerly Laudus Variable Insurance Trust) (the "Trusts) have established new series of shares to be known as Laudus Mondrian Emerging Markets Fund, Laudus Mondrian International Fixed Income Fund, Laudus Mondrian International Equity Fund and Laudus Mondrian Global Equity Fund, Laudus Mondrian Institutional International Equity Fund and Laudus Mondrian Institutional Emerging Markets Fund (the "NEW SERIES").

In accordance with Section 11.6, the Additional Portfolios provision, of the Master Accounting and Services Agreement (the "Agreement") dated as of October 1, 2005 by and among each registered management investment company party thereto and State Street Bank and Trust Company, the undersigned Trusts hereby request that State Street Bank and Trust Company act as accounting agent for the New Series under the terms of the aforementioned contract. In connection with such request, the undersigned Trusts hereby confirm to you, as of the date hereof, its representations and warranties set forth in Section 4(b) of the aforementioned contract; except that Section 4(b)(i), is hereby deleted and replaced with the following:

         It is either a business trust, duly organized, existing and in good standing under the laws of Massachusetts, or a statutory trust, duly organized, existing and in good standing under the laws of Delaware;

A current Appendix A to the agreement is attached hereto. The amended Appendix A also reflects the deletion of Laudus Rosenberg VIT Value Long/Short Equity Fund.


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Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Trusts and retaining one for your records.

                                            Sincerely,

                                            LAUDUS TRUST
                                            LAUDUS INSTITUTIONAL TRUST


                                            By:      /s/ George Pereira
                                                 -------------------------------
                                                 Name:  George Pereira
                                                 Title: Chief Financial Officer,
                                                        Duly Authorized


AGREED AND ACCEPTED:

STATE STREET BANK AND TRUST COMPANY

By:      /s/ Joseph L. Hooley
        --------------------------------
Name:   Joseph L. Hooley
Title:  Vice Chairman, Duly Authorized

Effective Date:  1-15, 2008


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                      MASTER ACCOUNTING SERVICES AGREEMENT
                                  APRIL 2, 2008
                                   APPENDIX A


MANAGEMENT INVESTMENT COMPANIES AND PORTFOLIOS THEREOF, IF ANY

LAUDUS TRUST

         Laudus Rosenberg International Equity Fund

         Laudus Rosenberg International Small Capitalization Fund

         Laudus Rosenberg International Discovery Fund

         Laudus Rosenberg U.S. Discovery Fund

         Laudus Rosenberg U.S. Large Capitalization Fund

         Laudus Rosenberg U.S. Large Capitalization Growth Fund

         Laudus Rosenberg U.S. Large Capitalization Value Fund

         Laudus Rosenberg U.S. Small Capitalization Fund

         Laudus Rosenberg Value Long/Short Equity Fund

         Laudus Mondrian Emerging Markets Fund

         Laudus Mondrian International Fixed Income Fund

         Laudus Mondrian International Equity Fund

         Laudus Mondrian Global Equity Fund



LAUDUS INSTITUTIONAL TRUST (formerly Laudus Variable Insurance Trust)

         Laudus Mondrian Institutional International Equity Fund

         Laudus Mondrian Institutional Emerging Markets Fund